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Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-115284), on Form S-8 (File No. 333-105401), on Form S-8 (File No. 333-12366), on Form S-8 (File No. 333-90900), on Form S-8 (File No. 333-14098), on Form S-8 (File No. 333-13932), on Form S-8 (File No. 333-13498), on Form S-8 (File No. 333-13170), on Form S-8 (File No. 333-12974), on Form S-8 (File No. 333-12628), on Form S-8 (File No. 333-12364), on Form S-8 (File No. 333-11690), on Form S-8 (File No. 333-10514), on Form S-8 (File No. 333-10446), on Form S-8 (File No. 333-08180), and on Form S-8 (File No. 33-93770) of Nokia Corporation of our report dated March 7, 2005 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS OY PricewaterhouseCooper Oy Espoo, Finland March 7, 2005

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Consent of Independent Registered Public Accounting Firm